CONSENT OF INDEPENDENT VERIFIER

We hereby consent to the use of our Verification Statement and Performance Examination Report dated October 25, 2012 (the “Report”) for “Growth through Equities Composite” and to related references to our firm included in or made a part of Post Effective Amendment No. 126 to the Valued Advisers Trust Registration Statement on Form N-1A in connection with the BFS Equity Fund.

September 20, 2013

ACA Verification Services, LLC

By:	/s/ Justin S. Guthrie
Justin S. Guthrie
Partner